SENIOR CONVERTIBLE
PROMISSORY NOTE PURCHASE AGREEMENT

        THIS SENIOR CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of September 21, 2004 by and between Alliance Pharmaceutical Corp., a New York corporation (the “Company”), and each individual or entity that has entered into this Agreement by executing a counterpart signature page hereto as a “Lender” (collectively, the “Lenders”).

        WHEREAS, the Company and the Lenders have previously entered into that certain Securities Purchase Agreement dated May 27, 2004 (the “Securities Purchase Agreement”);

        WHEREAS, pursuant to the Securities Purchase Agreement, the Company issued and sold a certain number of shares of Common Stock of the Company to each Lender (the “Shares”) and issued to each Lender a warrant to purchase an additional number of shares of Common Stock of the Company (individually, a “Warrant,” and collectively, the “Warrants”);

        WHEREAS, the Company and each Lender desire to rescind the Securities Purchase Agreement as between the Company and each such Lender;

        WHEREAS, in connection with such rescission the Lenders shall deliver to the Company for cancellation the certificate evidencing the Shares and the Warrant issued to each Lender pursuant to the Securities Purchase Agreement and shall enter into this Agreement for the purpose of purchasing senior convertible promissory notes in like investment amounts pursuant to the terms of this Agreement; and

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Lender, and each Lender, severally and not jointly, desires to purchase from the Company certain senior convertible promissory notes of the Company, as more fully described in this Agreement.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Lenders agree as follows:

ARTICLE I.
DEFINITIONS

        1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

        “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

        “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

        “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

        “Closing” means the closing of the purchase and sale of the Notes pursuant to Article II.

        “Closing Date” means the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied or waived, or such other date as the parties may agree.

        “Commission” means the Securities and Exchange Commission.

        “Common Stock” means the common stock of the Company, par value $.01 per share, and any securities into which such common stock may hereafter be reclassified.

        “Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

      “Company Counsel” means Foley & Lardner LLP.

        “Company Deliverables” has the meaning set forth in Section 2.2 (a)).

        “Company’s Knowledge” means the actual knowledge of Duane Roth.

        “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

        “Conversion Price” equals $0.25 (as adjusted for stock splits combinations, recapitalization and the like).

        “Conversion Shares” means the shares of Common Stock issued or issuable to the Lenders upon conversion of the Notes.

        “Creditworthy” means, as of any date of determination, that the ratio of such Person’s cash on hand or other capital resources to such Person’s projected burn rate for a period of at least the eighteen months following the date of determination (as reflected in such Person’s most recent financial statements) shall be equal to or greater than the ratio of the Company’s cash on hand or other capital resources to the Company’s projected burn rate for the same period (as reflected in the Company’s most recent financial statements).

        “Disclosure Materials” has the meaning set forth in Section 3.1(h).

        “Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “GAAP” means U.S. generally accepted accounting principals.

        “Infringe” has the meaning set forth in Section 3.1(o).

        “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation).

        “Lead Lenders Counsel” means Debevoise & Plimpton LLP.

        “Lender Deliverables” has the meaning set forth in Section 2.2(b).

        “License Agreements” has the meaning set forth in Section 3.1(o).

        “Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

        “Loan Amount” means, with respect to each Lender, the Loan Amount indicated on such Lender’s signature page to this Agreement.

        “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, condition (financial or otherwise) or business of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

        “New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

        “Notes” means the senior convertible promissory notes in the form of Exhibit A hereto, which are issuable to the Lenders at the Closing.

        “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

        “PPM” has the meaning set forth in Section 3.2(e).

        “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

        “Purchase Price” means the total amount loaned to the Company by all the Lenders not to exceed an aggregate principal amount of US$11,500,000.

        “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Lenders, in the form of Exhibit B hereto.

        “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Lenders of the Conversion Shares.

        “Rescission and Settlement Agreement” means the Rescission and Settlement Agreement, among the Company and the Lenders, in the form of Exhibit C hereto.

        “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

        “SEC Reports” has the meaning set forth in Section 3.1(h).

        “Securities Act” means the Securities Act of 1933, as amended.

        “Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and include all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non US broker-dealers or foreign regulated brokers.

        “Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

        “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

        “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

        “Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement, the Rescission and Settlement Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

        2.1     Sale of Senior Convertible Promissory Notes.

            (a)    Authorization. The Company has authorized the sale and issuance of the Notes in the principal amount of $11,500,000.

            (b)    Sale of Senior Convertible Promissory Notes. Subject to the terms and conditions of this Agreement, the Company shall severally issue and sell to each Lender, and each Lender agrees that it shall severally purchase from the Company, a Note in the principal amount equal to the “Loan Amount” set forth on such Lender’s signature page hereto.

            (c)    Purchase Price. The Purchase Price will be funded entirely by use of the consideration originally paid by each Lender to the Company pursuant to the Securities Purchase Agreement, which funds shall be applied by the Company on behalf of each Lender for such purpose, and, upon such application by the Company, no Lender shall have any further obligation to make any payments to the Company under this Agreement.

            (d)    Rescission Offer and Closing. Prior to the execution of this Agreement, the Company has circulated a package of Transaction Documents to each purchaser who executed the Securities Purchase Agreement (each, a “Purchaser”) together with an offer by the Company to rescind the Securities Purchase Agreement and related Registration Rights Agreement dated May 27, 2004 (the “Equity Registration Rights Agreement”), each as between the Company and such Purchaser (the “Rescission Offer”). The Rescission Offer expired at 5:00 p.m. (Pacific Daylight Time) on the date hereof, which is the date that is ten (10) Business Days after the date of the Rescission Offer (the “Rescission Offer Expiration Date”). Pursuant to the terms of the Rescission Offer, in order to rescind the Securities Purchase Agreement and Equity Registration Rights Agreement and to become a Lender hereunder, each Purchaser must have delivered to Company counsel, in trust, at a time prior to 5:00 p.m. Pacific Time on the date hereof, signature pages to each Transaction Document executed by such Purchaser as a Lender hereunder. If a Purchaser delivers the requisite signature pages to Company counsel prior to the time at which the Rescission Offer expires thereby accepting the Rescission Offer and becoming a Lender hereunder, the Company shall be obligated to close the transactions contemplated by this Agreement in accordance with the terms and conditions of this Agreement. Within three (3) Business Days after the execution and delivery of this Agreement by a Lender, such Lender shall deliver to Company Counsel, in trust, a stock certificate representing the number of shares issued to such Lender pursuant to the Securities Purchase Agreement and the Warrant issued to such Lender pursuant to the Securities Purchase Agreement, with instructions that such certificates and Warrants are to be held for release to the Company for cancellation only upon the satisfaction or waiver of each of the Closing Conditions set forth in Section 5.1 hereof. The Closing shall take place on the date that is three (3) Business Days after the date hereof, unless (i) each of the closing conditions set forth in Section 5.1 has not been satisfied or waived by the Lender Committee (as defined in Section 4.11 hereof) or (ii) each of the closing conditions set forth in Section 5.2 has not been satisfied or waived by the Company (the “Closing Date”), at which time the certificates and Warrants shall be released to the Company for cancellation and the Notes shall be delivered by the Company to the Lenders against payment of the Purchase Price therefore, the receipt of which is hereby acknowledged by the Company (the “Closing”). The Closing of the purchase and sale of the Notes shall take place at the offices of Foley & Lardner LLP, 402 West Broadway, Suite 2300, San Diego, California at 10:00 a.m. on the Closing Date.

        2.2     Closing Deliveries.

            (a)     At the Closing, the Company shall deliver or cause to be delivered to each Lender the following (the “Company Deliverables”):

                (i)     a Rescission and Settlement Agreement, duly executed by the Company;

                (ii)     a Note in the principal amount of such Lender’s Loan Amount, duly executed by the Company;

                (iii)     the legal opinion of Company Counsel, in agreed form, addressed to the Lenders; and

                (iv)     the Registration Rights Agreement, duly executed by the Company.

            (b)     At the Closing, each Lender shall deliver or cause to be delivered to the Company the following (the “Lender Deliverables”):

                (i)     A Rescission and Settlement Agreement, duly executed by such Lender;

                (ii)     A certificate evidencing the shares issued to such Lender pursuant to the Securities Purchase Agreement;

                (iii)     The Warrant issued to such Lender pursuant to the Securities Purchase Agreement; and

                (iv)     the Registration Rights Agreement, duly executed by such Lender.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

        3.1     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Lender as of the date of this Agreement:

            (a)    Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is party to any joint venture, nor has any ownership interest in any other entity other than as disclosed in the SEC Reports under the heading “Collaborative Relationships.”

            (b)    Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct their respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, it officers, directors and stockholders and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, including, without limitation, limitations on rights to indemnity and rights to a jury trial.

            (d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) to the Company’s Knowledge, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (e)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iv) those that have been made or obtained prior to the date of this Agreement.

            (f)    Issuance of the Notes. The Notes have been duly authorized by the Company and, when duly executed, issued, delivered and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, and the Company has reserved from its duly authorized capital stock the shares of Common Stock issuable upon conversion of the Notes.

            (g)    Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports or Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and were issued in full compliance with applicable state and federal securities law and any rights of third parties. The issue and sale of the Notes will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Lenders) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

            (h)    SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            (i)    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

            (j)    Litigation. Except as set forth on Schedule 3.1(j), there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Notes or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect; and to the Company’s Knowledge, no such Action is threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the Company’s Knowledge, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (k)    Labor Relations. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company.

            (l)    Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) to the Company’s Knowledge, is in violation of any order of any court, arbitrator or governmental body, or (iii) to the Company’s Knowledge, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (m)    Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

            (n)    Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (o)    Intellectual Property.

                (i)     Except as set forth in Schedule 3.1(o), the Company has not transferred any rights or interest in, or granted any exclusive license with respect to, any of its Intellectual Property, to any third party.

                (ii)     All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                (iii)     All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property (including those entered into in connection with a Collaborative Relationship described in the SEC Reports) used in the conduct of the Company’s and each of its Subsidiaries respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any subsidiary is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries which are parties thereto and, to the Company’s Knowledge, of the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and, neither the Company nor any other party thereto is in material violation or breach of any such License Agreement, and no action or failure to act by the Company or any Subsidiary constitutes (with or without due notice or lapse of time or both) a material default by the Company thereunder.

                (iv)     The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

                (v)     The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries or the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

                (vi)     The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

                (vii)     The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

            (p)    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (q)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Lenders shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Lender pursuant to written agreements executed by such Lender which fees or commissions shall be the sole responsibility of such Lender) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

            (r)    Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

            (s)    Certain Registration Matters. Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the issuance and sale of the Notes and Conversion Shares by the Company to the Lenders under the Transaction Documents. The Company is eligible to register the resale of its Common Stock for resale by the Lenders under Form SB-2 promulgated under the Securities Act. Except as specified in Schedule 3.1(s), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

            (t)    Listing and Maintenance Requirements. Except as specified in the SEC Reports or Schedule 3.1(t), the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Notes under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Lenders the Notes contemplated by Transaction Documents.

            (u)    Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Lenders as a result of the Lenders and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Notes and the Conversion Shares and the Lenders’ ownership of the Notes or Conversion Shares.

            (v)    No Additional Agreements. The Company does not have any agreement or understanding with any Lender with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

            (w)    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

            (x)    No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Notes under the Securities Act.

            (y)    Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

            (z)    Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

            (aa)    Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”). Neither the Company nor any Subsidiary owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

            (bb)    Tax Matters. The Company and each Subsidiary has filed for an extension of the time to file its 2002 income tax returns and has not filed its 2003 income tax returns. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

            (cc)    Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

            (dd)    Disclosures. The Company and each Person acting on its behalf has identified for each Lender any information that constitutes or might constitute material, non-public information that has been disclosed to such Lender in connection with this transaction and that such information must remain confidential until such time as the Company publicly discloses it. The written materials delivered to the Lenders in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            (ee)    Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Notes) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, and (iii) assuming the sale of the Notes as contemplated by this Agreement, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        3.2     Representations and Warranties of the Lenders. Each Lender hereby, for itself and for no other Lender, represents and warrants to the Company as follows:

            (a)    Organization; Authority. Such Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Lender of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Lender is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Lender. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Lender, and when delivered by such Lender in accordance with terms hereof, will constitute the valid and legally binding obligation of such Lender, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, including, without limitation, limitations on rights to indemnity or rights to a jury trial.

            (b)    Investment Intent. Such Lender is acquiring the Notes and Conversion Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such securities or any part thereof, without prejudice, however, to such Lender’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Lender to hold the Notes or Conversion Shares for any period of time. Such Lender is acquiring the Notes and Conversion Shares hereunder in the ordinary course of its business. Such Lender does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes or Conversion Shares.

            (c)    Accredited Investor Status. At the time such Lender was offered the Notes, it was, and at the date hereof it is, and on each date on which it converts the Notes into Common Stock it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Lender is not a registered broker-dealer under Section 15 of the Exchange Act.

            (d)    General Solicitation. Such Lender is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (e)    Access to Information. Such Lender acknowledges that it has reviewed the disclosure materials and the Private Placement Memorandum of the Company, dated May 6, 2004 (the “PPM”) delivered in connection with the Securities Purchase Agreement as well as the Disclosure Materials delivered in connection with this Agreement, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes and Conversion Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Lender or its representatives or counsel shall modify, amend or affect such Lender’s right to rely on the truth, accuracy and completeness of the Disclosure Materials, the PPM and the Company’s representations and warranties contained in the Transaction Documents. Such Lender acknowledges that it was advised prior to the execution of the Securities Purchase Agreement that Duane J. Roth, the Company’s Chief Executive Officer, is the brother of Byron C. Roth of Roth Capital Partners, LLC, the placement agent who assisted the Company in connection with the Securities Purchase Agreement, and that Theodore D. Roth, a director of the Company, is an employee of Roth Capital Partners, LLC.

            (f)    Certain Trading Activities. Other than in connection with the Securities Purchase Agreement, such Lender has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Lender, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Lender was contacted by the Company or any other Person regarding an investment in the Company and (2) the twenty-fifth (25th) day prior to the date of this Agreement. Except as expressly provided herein in connection with the Closing hereunder, such Lender covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

            (g)    Independent Investment Decision. Such Lender has independently evaluated the merits of its decision to purchase Notes pursuant to the Transaction Documents, and such Lender confirms that it has not relied on the advice of any other Lender’s business and/or legal counsel in making such decision. Such Lender has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Lender in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that no Lender has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

        4.1     (a)    The Notes and Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Notes or Conversion Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Lender or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Notes or Conversion Shares under the Securities Act.

            (b)        Certificates evidencing the Notes and Conversion Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

            (c)        Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Securities pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale or transfer of such Conversion Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Conversion Shares are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

        4.2     Furnishing of Information. As long as any Lender owns Notes or Conversion Shares, the Company covenants to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Lender owns Notes or Conversion Shares, if the Company is not required to file reports pursuant to such laws, it will use reasonable best efforts to prepare and furnish to the Lenders and make publicly available in accordance with Rule 144(c) such information as is required for the Lenders to sell the Notes or Conversion Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Notes or Conversion Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Notes or Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

        4.3     Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes or Conversion Shares in a manner that would require the registration under the Securities Act of the sale of the Notes or Conversion Shares to the Lenders, or that would be integrated with the offer or sale of the Notes or Conversion Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Notes or Conversion Shares to the Lenders.

        4.4     Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

        4.5     Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

        4.6     Non-Public Information. Each Lender covenants and agrees that until such time as the Company publicly discloses any information provided to such Lender in connection with this transaction which the Company identified as material, non-public information at the time of disclosure, such Lender will maintain the confidentiality of such information. Information provided to Lenders subsequent to the Closing shall be governed by Section 5(a) of the Registration Rights Agreement.

        4.7     Listing of Securities. The Company agrees that, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Conversion Shares, and will take such other action as is necessary or desirable to cause the Conversion Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

        4.8     No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Lenders under the Transaction Documents.

        4.9     Insurance. The Company shall not materially reduce the insurance coverages described in Section 3.1(cc).

        4.10     Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

        4.11     Lender Committee. Each Lender hereby acknowledges the appointment of a committee of the following three (3) individuals: David Kroin, Fred Toney, and Stephen McGrath (the “Lender Committee”). Each Lender hereby acknowledges and agrees that the Lender Committee, acting by majority vote, will have the authority and the obligation to act on behalf of all the Lenders with respect to (i) amending or waiving each Lender’s rights under this Agreement or the Notes except that any amendment or waiver affecting the principal amount, maturity date, interest rate, designated currency, waiver of payment defaults, rights of the Holder to institute suit for the enforcement of any payment, consent to the assignment or transfer of the Company’s rights or obligations under the Note (other than as permitted under Section 4.12 herein) or the amendment and waiver provisions hereof shall require the consent of each Holder so affected, (ii) approving any act by the Company set forth in Section 4.12 hereof, and (iii) approving any conversion of the Notes pursuant to Section 5(b)(i) of the Notes. Each Lender hereby acknowledges and agrees that all communications with the Company by such Lender shall be directed to the Lender Committee, which shall relay to the Company all communications received from any Lender. Each Lender having a representative on the Lender Committee hereby acknowledges and agrees that all communications directed to the Company by such Lender Committee shall be directed to the chairman of the Company’s audit committee who, as of the date of this Agreement, is Stephen McGrath. Each Lender having a representative on the Lender Committee hereby acknowledges and agrees that any such approval or action required by this Section will not be unreasonably withheld or delayed by the Lender Committee.

            (a)     Any individual serving on the Lender Committee hereunder (i) may resign at any time upon giving at least thirty (30) days written notice to the Company and (ii) must resign effective immediately upon the date that the Lender with which such individual is affiliated or employed ceases to hold any Notes. The Company shall be responsible for providing notice to the other Lenders holding Notes then outstanding. Any vacancies on the Lender Committee arising pursuant to this provision or the incapacity or death of any individual may be filled by approval of the holders of the majority in interest of the Notes then outstanding.

            (b)     None of the persons serving on the Lender Committee shall be liable for any act done or omitted hereunder as a member of the Lender Committee, except due to such person’s gross negligence or bad faith. Except for such decisions and consents as are specifically reserved to each Lender herein, any decision, act, consent or instruction of the majority of the persons serving on the Lender Committee shall constitute a decision, act, consent or instruction of the Lender Committee and of all Lenders and shall be final, binding and conclusive upon each of Lender and the Company may rely upon any such decision, act, consent or instruction of the Lender Committee as being the decision, act, consent or instruction of the each and every such Lender.

        4.12     Restrictive Covenants. For so long as any Notes are outstanding, the Company will not without the consent of a majority of the members of the Lender Committee:

            (a)     amend, alter or repeal its Restated Certificate of Incorporation or bylaws in a manner that materially and adversely affects the holders of the Notes;

            (b)     (1) agree to or effect a consolidation or merger with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless, in each case (i) the transaction specifically provides that the Notes will be paid off in full, including accrued and unpaid interest through the date of such transaction, in connection with the closing of such transaction, or (ii) (A) the gross proceeds to the Company in such transaction represent an aggregate amount equal to per share consideration of $0.50 or greater on a fully-diluted basis, and (B) in the event the Notes are to remain outstanding subsequent to any such transaction the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition is to be made (I) assumes all obligations of the Company under the Notes and (II) on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred on the date of determination, is Creditworthy;

            (c)     declare or pay any dividend or make any other payment or distribution on account of the Company’s Common Stock or Common Stock Equivalents, other than the Notes (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Common Stock or Common Stock Equivalents, other than the Notes, in their capacity as such;

            (d)     directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any indebtedness the terms of which provide that it is to be senior in right or payment to or to rank pari passu with the Notes;

            (e)     incur any indebtedness the terms of which provide that it is to be subordinated in right of payment to the Notes or enter into lease transactions, in each case, in an amount greater than $250,000, except that this restriction shall not apply to lease transactions and other transactions entered into in the ordinary course of the Company’s business;

            (f)     make any loans or loan guarantees, except such loans to non-executive officers or persons who do not serve as directors of the Company as may be authorized pursuant to the terms of any equity incentive plan of the Company that has been approved by the board of directors of the Company as of the date hereof in accordance with applicable laws and regulations;

            (g)     directly or indirectly, create, incur, assume or suffer to exist any lien, pledge, charge, security interest, assignment or encumbrance of any kind securing indebtedness or trade payables on any property or asset now owned or hereafter acquired by the Company having a value greater than $250,000;

            (h)     sell, lease, convey or otherwise dispose of or encumber any property or asset now owned or hereafter acquired by the Company other than in the ordinary course of the Company’s business;

            (i)     materially alter the Company’s fiscal 2005 budget;

            (j)     make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its (or its subsidiaries’) affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended) except that this restriction shall not apply to any employment agreement in affect as of the date of this Agreement;

            (k)     award or pay any bonus to any executive officer or director in an amount greater than amounts paid by the Company in the ordinary course of business consistent with the past practice of the Company; or

            (l)     maintain on hand less than Five Million Five Hundred Thousand Dollars ($5,500,000) in cash and cash equivalents, except that this restriction shall cease to apply on such date as the Company shall have entered into a binding agreement for the joint development of Oxygent with a Qualified Third Party (as defined below) who, pursuant to such agreement, is obligated as of the date of such agreement either (i) to contribute cash in the amount of at least $5,500,000 to the formation of a joint venture or to make payments directly to the Company as license fees that are not contingent on the approval of Oxygent for marketing by any regulatory authority, (ii) to incur expenditures and/or undertake activities, in each case that are not contingent on the approval of Oxygent for marketing by any regulatory authority, and that result in an offset to expenditures that would otherwise be incurred by the Company in the aggregate amount of at least $5,500,000 over the life of the agreement, in each case to enable the Company to undertake clinical trials of Oxygent, or (iii) to undertake any combination of the foregoing such that such third party is obligated to make expenditures and/or undertake activities, in each case that are not contingent on the approval of Oxygent for marketing by any regulatory authority, and that result in an offset to expenditures that would otherwise be incurred by the Company in an aggregate amount of at least $5,500,000 over the life of the agreement and for the purpose of developing and/or commercializing Oxygent; upon the entry into force of any such agreement, the Company shall notify the members of the Lender Committee. Qualified Third party means any company having the appropriate capabilities and with annual sales of no less than $100 million and with an annual net worth of no less than $100 million.

        4.13     Budget. Each Lender Committee member shall execute a mutually agreeable non-disclosure agreement evidencing such Lender Committee member’s obligation to maintain the confidentiality of the Company’s material, non-public information prior to reviewing the Company’s fiscal 2005 budget or any material change thereto. A budget through the end of calendar year 2004 shall be agreed upon and approved in writing by the Lender Committee concurrently with the execution of this Agreement, a copy of which shall be retained by the Lender Committee in strict confidence. A budget for the remainder of fiscal 2005 shall be submitted by the Company to the Lender Committee for approval on or before November 30, 2004. The Lender Committee will work directly with the audit committee of the Company in evaluating and approving the latter budget. Upon the written approval of such budget for the remainder of fiscal 2005, the Lender Committee shall retain a copy of such budget in strict confidence.

        4.14     Material Changes in Budget. With regard to approval of any proposed material change to the fiscal 2005 budget in accordance with Section 4.12(i) above, the Lender Committee will work directly with the audit committee of the Company in connection with the evaluation and approval of any such change.

        4.15     Acts Not Constituting Breach of Restrictive Covenants. Notwithstanding anything to the contrary set forth herein, no act or forbearance contemplated by the fiscal 2005 budget approved pursuant to Section 4.13 hereof or any material change to such fiscal 2005 budget, which such change is approved by the Lender Committee, shall constitute a breach of any of the covenants set forth in Section 4.12 hereof.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING; TERMINATION

        5.1     Conditions Precedent to the Obligations of the Lenders to Purchase Notes. The obligation of each Lender to acquire Notes at the Closing is subject to the satisfaction or waiver by such Lender (solely for such Lender), at or before the Closing, of each of the following conditions:

            (a)    Representations and Warranties. The representations and warranties made by the Company in ARTICLE III hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date;

            (b)    Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and the Conversion Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;

            (c)    Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

            (d)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

            (e)    No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

            (f)    Closing Certificate. The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (c), (d), and (e) of this Section 5.1;

            (g)    Secretary’s Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Notes and Conversion Shares, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

           (h)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

        5.2     Conditions Precedent to the Obligations of the Company to sell Notes. The obligation of the Company to sell Notes at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

            (a)    Representations and Warranties. The representations and warranties of each Lender contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

            (b)    Performance. Each Lender shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Lender at or prior to the Closing;

            (c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

            (d)    Lenders Deliverables. Each Lender shall have delivered its Lenders Deliverables in accordance with Section 2.2(b).

        5.3     Termination of Obligations to Effect Closing; Effects.

            (a)     The obligations of the Company, on the one hand, and the Lenders, on the other hand, to effect the Closing shall terminate as follows:

               (i)     Upon the mutual written consent of the Company and the Lenders;

                (ii)     By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

                (iii)     By any Lender (with respect to itself only) if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by the Lender.

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

            (b)     In the event of termination by the Company or any Lender of its obligations to effect the Closing pursuant to this Section 5.3, written notice thereof shall forthwith be given to the Lender Committee and the Lender Committee shall have the right to terminate the obligations of the Lenders to effect the Closing upon written notice to the Company and the other Lenders. Nothing in this Section 5.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI.
SURVIVAL AND INDEMNIFICATION.

        6.1     Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

        6.2     Indemnification. The Company agrees to indemnify and hold harmless each Lender and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided, however, that no Indemnified Person shall be entitled to bring a claim or claims for indemnification hereunder unless and until the aggregate amount of such claim or claims equals or exceeds $50,000; provided, further, however that the provisions of this Article VI shall not apply to any Loss based on an alleged breach of fiduciary duty by the Board of Directors of the Company or any other legal theory alleging a Loss due to the Rescission and Settlement Agreement.

        6.3     Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 6.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however,that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (B) one or more defenses is/are available to such Indemnified Person that is/are not available to the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

ARTICLE VII.
MISCELLANEOUS

        7.1     Fees and Expenses. The payment of fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents shall be governed by Section 17 of the Rescission and Settlement Agreement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party or parties in such proceedings. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes.

        7.2     Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

        7.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Alliance Pharmaceutical Corp.
6175 Lusk Boulevard
San Diego, California 92121
Facsimile No.: (858) 410-5201
Telephone No.: (858) 410-5200
Attention: Chief Financial Officer
With a copy to:	Foley & Lardner LLP
402 W. Broadway
San Diego, CA 92101
Facsimile No.: (619) 234-3510
Attention: Kenneth D. Polin, Esq.
If to an Lender:	To the address set forth under such Lender's name
on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

        7.4     Amendments; Waivers; No Additional Consideration. Except as expressly set forth herein, no provision of this Agreement may be waived or amended except in a written instrument signed by the Company and a majority of the members of the Lender Committee except that any amendment or waiver affecting the principal amount, maturity date, interest rate, designated currency, waiver of payment defaults, rights of the Holder to institute suit for the enforcement of any payment, consent to the assignment or transfer of the Company’s rights or obligations under the Note (other than as permitted under Section 4.12 herein) or the amendment and waiver provisions hereof shall require the consent of each Holder as affected. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Lender to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Lenders who then hold Notes.

        7.5     Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

        7.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Any Lender may assign any or all of its rights under this Agreement to any Person to whom such Lender assigns or transfers any Notes, provided such transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions hereof that apply to the “Lenders.”

        7.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by any third party.

        7.8     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

        7.9     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

        7.10     Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid, legal and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

        7.11     Replacement of Notes and Conversion Shares. If any certificate or instrument evidencing any Note or Conversion Share is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Notes or Conversion Shares. If a replacement certificate or instrument evidencing any Notes or Conversion Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

        7.12     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Lenders and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

        7.13     Independent Nature of Lenders’ Obligations and Rights. The obligations of each Lender under any Transaction Document are several and not joint with the obligations of any other Lender, and no Lender shall be responsible in any way for the performance of the obligations of any other Lender under any Transaction Document. The decision of each Lender to purchase Securities pursuant to the Transaction Documents has been made by such Lender independently of any other Lender. Nothing contained herein or in any Transaction Document, and no action taken by any Lender pursuant thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Except as set forth in Section 4.11, each Lender acknowledges that no other Lender has acted as agent for such Lender in connection with making its investment hereunder and that no Lender will be acting as agent of such Lender in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Lender shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Lenders has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Lenders and not because it was required or requested to do so by any Lender.

        7.14     Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of a Lender arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Lender, and that no trustee, officer, other investment vehicle or any other Affiliate of such Lender or any investor, shareholder or holder of shares of beneficial interest of such a Lender shall be personally liable for any liabilities of such Lender.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Senior Convertible Promissory Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALLIANCE PHARMACEUTICAL CORP.
By: _______________________________________
Name: Duane Roth
Title: Chief Executive Officer

        IN WITNESS WHEREOF, the parties hereto have caused this Senior Convertible Promissory Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF LENDER
_______________________________________
AUTHORIZED SIGNATORY
By:_____________________________________
Name:
Title:
Loan Amount: $____________________________
ADDRESS FOR NOTICE
c/o:______________________________________
Street:____________________________________
City/State/Zip:______________________________
Attention:_________________________________
Tel:______________________________________
Fax:______________________________________
DELIVERY INSTRUCTIONS
(if different from above)
c/o:______________________________________
Street:____________________________________
City/State/Zip:______________________________
Attention:_________________________________
Tel:______________________________________